Exhibit 10.24

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

PURSUANT TO THE

PACER INTERNATIONAL, INC. 2006 LONG-TERM INCENTIVE PLAN

This NON-STATUTORY STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made and entered into as of the             day of         , 20            , by and between Pacer International, Inc. (the “Company”), a Tennessee corporation, and                     (the “Grantee”).

Background Information

The Compensation Committee and the Board of Directors (the “Board”) have adopted the Pacer International, Inc. 2006 Long-Term Incentive Plan (the “Plan”), and the shareholders have approved the Plan.

The Compensation Committee of the Board has approved the grant of this Nonstatutory Stock Option to Grantee, subject to the terms of the Plan.

The Grantee desires to accept this Nonstatutory Stock Option and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Accordingly, upon and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants as of the Date of Grant to the Grantee the Nonstatutory Stock Option described below (the “Option”) pursuant to Section 6 of the Plan in consideration of the Grantee’s services to the Company. Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Plan.

A.	Date of Grant: March 5, 201 .

B.	Option, Exercise, Price and Term: up to shares of the Company’s common stock (“Option Shares”), par value $0.01 per share, at a per share exercise price equal to $ , the closing price on the Date of Grant. The number of Option Shares and the exercise price are subject to future adjustment upon the occurrence of certain events as provided in the Plan. The Option is not intended to qualify for federal income tax purposes as an Incentive Stock Option within the meaning of Section 422 of the Code.

C.	Vesting Schedule: The Option will vest and become exercisable for 100% of the total number of Option Shares on the third anniversary of the Date of Grant, subject to the terms and conditions of this Agreement and the Plan. Except as set forth below, vesting of the Option will cease, and the unvested Option will terminate, as of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates.

D.	Acceleration of Vesting; Forefeiture of Unvested Options.

(a) Change in Control. In the event of a Change in Control, the unvested Option will be immediately vest as follows unless an earlier date for vesting is determined by the Administrator: on the earlier of (i) the third anniversary of the Date of Grant, or (ii) the earliest of the following to occur:

(A)	the 18-month anniversary of the Change in Control;

(B)	the death or Disability of the Grantee within 18 months after the Change in Control;

(C)	the Termination of Employment of the Grantee by the Company without Cause within 18 months after the Change in Control; or

(D)	the Termination of Employment by the Grantee for Good Reason within 18 months after the Change in Control.

(b) Death or Disability of Grantee Prior to a Change in Control. In the event of the death or Disability of the Grantee prior to the occurrence of a Change in Control, the unvested Option will immediately vest.

(c) Termination without Cause Prior to a Change in Control. Upon a Termination of Employment of the Grantee by the Company without Cause prior to the occurrence of a Change in Control, the unvested Options will be forfeited immediately.

(d) Other Termination. In the event of any other Termination of Employment prior to vesting (including for illustration, resignation, retirement or termination for Cause), the unvested Options will be forfeited immediately.

E.

Option Term. Effect of Death, Disability, Retirement and Termination of Service on Expiration of Awards. The term of the option (the “Option Term”) will commence on the Date of Grant and expire on the seventh (7th) anniversary of the Date of Grant, unless sooner terminated, canceled or forfeited as provided in this Agreement or in the Plan. The unexercised portion of the Option granted under this Agreement will automatically terminate and will become null and void and be of no further force or effect upon the first to occur of the following:

(a)	the three-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates for any reason other than

i.	the Retirement, death or Disability of the Grantee or

ii.	the Termination of Employment of the Grantee by the Company without Cause within 18 months after the Change in Control; or

iii.	the Termination of Employment by the Grantee for Good Reason within 18 months after the Change in Control.

Notwithstanding the foregoing, if such Grantee dies after the date on which his Continuous Status as an Employee or Consultant terminates but before the three-month anniversary thereof, the unexercised portion of such Option will automatically terminate and become null and void and be of no further force or effect upon the 12-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminated;

(b)	the 12-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates due to Grantee’s death or Disability;

(c)	the expiration date of the Option Term (for avoidance of doubt, including if the Grantee’s Continuous Status as an Employee or Consultant terminates due to (i) Retirement, (ii) the Termination of Employment of the Grantee by the Company without Cause within 18 months after the Change in Control, or (iii) the Termination of Employment by the Grantee for Good Reason within 18 months after the Change in Control); or

(d)	the date on which Grantee’s Continuous Status as an Employee or Consultant terminates for Cause (as defined below).

E.	Definitions. For purposes of this Agreement, the term:

“Cause” means the termination of Grantee’s Continuous Status as an Employee or Consultant because of the occurrence or existence of any of the following events or circumstances:

(a)	the Grantee’s willful misconduct with respect to the business and affairs of the Company or any of its Subsidiaries;

(b)	the Grantee’s willful neglect of duties or the failure to follow the lawful directions of the Board or more senior officers of the Company or its Subsidiary to whom the Grantee reports, including the violation of any material policy of the Company or of any of its Subsidiaries that is applicable to the Grantee;

(c)	the Grantee’s material breach of any provision of his or her employment agreement or any other written agreement between the Grantee and the Company or any of its Subsidiaries and, if the breach is capable of being cured, the Grantee’s failure to cure that breach within thirty (30) days of receipt of written notice of such breach from the Company or any of its Subsidiaries;

(d)	the Grantee having been convicted of, or pled quilty to, a felony or the Grantee’s commission of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Subsidiaries; or

(e)	the Grantee’s conviction of, or having pled guilty to, a crime involving moral turpitude or fraud.

“Good Reason” will mean the occurrence or existence of any of the following events or circumstances, without the consent of the Grantee:

(a)	any reduction in the annual base salary (other than an across the board reduction applicable to similarly situated executives), material reduction in employee benefits or fringe benefits required to be provided to the Grantee under the Grantee’s employment agreement with the Company or its Subsidiary, provided that the Grantee notifies the Company, in writing, within 90 days of such reduction and, if such reduction is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of such written notice;

(b)	any material reduction in the Grantee’s position, title, duties, reporting responsibilities or authorities; provided that the Grantee notifies the Company, in writing, within 90 days of such material reduction and, if such material reduction is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of such written notice;

(c)	any material breach by the Company of its obligations to Grantee under any employment or other written agreement between the Company and Grantee, provided that the Grantee notifies the Company, in writing, within 90 days of such breach and, if such breach is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of written notice; or

(d)	the Company’s requirement that the Grantee relocates his or her principal office or place of employment with the Company or its Subsidiary to a location that is more than fifty (50) miles from the present location of the Grantee’s principal office.

“Retirement” will mean the termination of Grantee’s Continuous Status as an Employee (other than a termination for Cause) after the Grantee has attained age 55 with five (5) years of service with the Company or its affiliates.

“Termination of Employment” means the termination of the Grantee’s Continuous Status as an Employee or Consultant (as defined in the Plan).

G.	Form of Payment of the Exercise Price. The acceptable form of consideration for payment of the exercise price may consist of any combination of cash, personal check, wire transfer or any of the other forms of consideration set forth in Section 6(d)(i) to (vi) of the Plan.

H.	Exercise of Option. The Option may not be exercised for a fraction of an Option Share. An Option will be deemed exercised when the Company receives:

(a)	written notice of exercise from the person entitled to exercise the Option, and

(b)	full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized above.

Shares issued upon exercise of an Option will be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse.

I.	Change of Control. Vesting of this Option shall not automatically accelerate and shall not become automatically exercisable upon a Change in Control. The Plan Administrator shall retain the discretion, as provided under the Plan, to determine whether to accelerate vesting or to otherwise prescribe the treatment of all or part of the Option upon a Change of Control.

J.	Governing Laws. This Agreement will be construed, administered and enforced according to the laws of the State of Tennessee, without regard to its choice or conflict of law rules.

K.	Successors. This Agreement will be binding upon and inure to the benefit of the Company and the Grantee and their heirs, legal representatives, successors, and permitted assigns.

L.	Notice. Except as otherwise specified herein, all notices and other communications under this Agreement will be in writing and will be deemed to have been given if personally delivered, if sent by overnight delivery or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices will be sent by giving notice of the address to the other parties in the same manner as provided herein.

M.	Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement will for any reason be held to be invalid, illegal, or unenforceable in any respect, the same will not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

N.	Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

O.	Headings. Section and paragraph headings used herein are for convenience of reference only and will not be considered in construing this Agreement.

P.	Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved will have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative.

Q.	No Right to Continued Service. Neither the establishment of the Plan nor the award of Option hereunder will be construed as giving Grantee the right to any continued employment, service or consulting relationship with the Company. Nothing in the Plan or this Agreement shall affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

R.	Amendment. The Administrator may at any time amend this Agreement, provided however that, no amendment shall impair the rights of the Grantee unless mutually agreed in writing signed by the Grantee and the Company.

By their signatures below, the Grantee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Agreement and the Company has affixed its corporate seal as of the Date of Grant set forth above.

PACER INTERNATIONAL, INC.

By:
Name:
Title:

GRANTEE:

Name: